UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2012

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On August 3, 2012, Eastman Kodak Company issued a press release describing its financial results for the second quarter ended June 30, 2012.  A copy of the press release is attached as Exhibit (99.1) to this report.

Within the Company’s second quarter press release, the Company makes reference to the non-GAAP financial measures, segment earnings and net loss before reorganization items, net, which have directly comparable GAAP financial measures.

The Company believes that these non-GAAP measures represent important internal measures of performance.  Accordingly they are provided to give the same financial data that management uses with the belief that this information will assist the users of it in properly assessing the underlying performance of the Company. Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  In addition to the reason described above, the Company’s management believes that the presentation of the non-GAAP financial measures allows the user of the information to assess the results on a more comparable basis.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibit

(99.1)	Press Release issued August 3, 2012, regarding financial results for the second quarter of 2012 furnished with this document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By: /s/ Eric Samuels

Eric Samuels
Chief Accounting Officer and Corporate Controller
Eastman Kodak Company

Date:	August 3, 2012

EASTMAN KODAK COMPANY
INDEX TO EXHIBITS

Exhibit No.

(99.1)                 Press release issued August 3, 2012, regarding financial results for the second quarter of 2012.